Exhibit 10.13

AMENDMENT No. 1
to
Non-Qualified Stock Option Agreement

This Amendment No. 1 (“Amendment”) is entered into as of July 31, 2002 (the “Amendment Effective Date”) between Howard Rubin as Rubin (“Optionee”) and META Group, Inc. (“Company”). Terms not otherwise defined in this Amendment shall have the same meaning ascribed to them in the Non-Qualified Stock Option Agreement of October 27, 2000 (the “NQSOA”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Optionee and Company (the “Parties”) hereby agree to amend the NQSOA as follows:

Definition used in this Amendment:

“Option” shall mean the option that is the subject of the NQSOA, being the option to purchase a maximum of 100,000 shares of the Company’s Common Stock, $.01 par value at the price of $9.56 per share, all pursuant to the NQSOA.

“Direct Margin Targets”, “Net Billings Target”, “META Measurements” and “Division” shall have the same meaning ascribed to them in the Amendment to the Asset Purchase Agreement dated October 27, 2000 (the “Agreement”) executed simultaneously with this Amendment.

1. Section 3 is deleted and replaced with the following:

“3.                               Vesting of Options if Business Relationship Continues.  If the Optionee continues to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship with the Company”), then vesting of the Options  (granted under the Option) shall be as follows:

Twenty percent (20%) of the Options vested on the Closing Date; an additional twenty percent (20%) of the Options vested on or about the first anniversary of the Closing Date; an additional fifteen percent (15%) of the Options shall vest on or about the second anniversary of the Closing Date, and an additional five percent (5%) of the Options shall vest on or about October 27, 2007, if, but only if, (x) Rubin continues to be employed by the Company, and (y) the Division achieves eighty percent (80%) of the combined revenue and profitability milestones as specified in the Revised Exhibit A for the calendar year prior to each such anniversary vesting date.

An additional eight percent (8%) of the Options shall vest on each of the third, fourth, fifth, sixth and seventh anniversaries of the Closing Date, if, but only if, Rubin continues to be employed by the Company, and META Measurements achieves eighty percent (80%) of the Net Billings Target (89% for CY 2002 only) and ninety-five percent (95%)

of the Direct Margin Targets, each as specified in the revised Exhibit A to the Asset Purchase Agreement between Rubin and the Company, dated October 27, 2000, as such Exhibit has been amended with an effective date even with the date hereof “Revised Exhibit A”), for the calendar year prior to each such anniversary vesting date. In determining whether eighty percent (80%) of such Net Billings Target and ninety-five percent (95%) of such Direct Margin Targets, each as specified in Revised Exhibit A, have been achieved, Net Billings generated by Rubin shall not include credits (as referenced in paragraph 3 of Exhibit A) from the Buyer for any work brought to the Company by Rubin which is to be fulfilled either internally through Company employees or externally through outside consultant use.

Any portion of the Options that has not become exercisable, in accordance with the first sentence of this Section, as a result of the failure to achieve the applicable performance goals set forth in Exhibit A or Revised Exhibit A, shall become exercisable on the fifth business day preceding the seventh year anniversary of the date of this Agreement if the Optionee has continued to maintain or be involved in a Business Relationship with the Company or any Related Corporation on such date.  Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Compensation Committee of the Company may, in its discretion, accelerate the date that any installment of the Options becomes exercisable.  The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee ceases to maintain or be involved in a Business Relationship with the Company or any Related Corporations) may be exercised up to and including the date that is seven years from the date the Option is granted.”

2. In the event of any inconsistency between the terms of this Amendment and the terms of the NQSOA, this Amendment shall take precedence.

3. Except as expressly amended as set forth herein, the NQSOA shall remain in full force and effect in accordance with its terms.

4. This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement of the parties.

IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

Optionee: Howard Rubin		META Group, Inc. 208 Harbor Drive Stamford, Connecticut 06912
/s/ Howard Rubin
		By:	/s/ John A. Piontkowski
Print Name of Optionee: Howard Rubin		Date:	7/31/02

Street Address 450 Long Ridge Road

Pound Ridge, NY 10576
City State Zip Code
Date:	7/31/02